                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO.1 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      February 22, 2000 (December 7, 1999)

                               WORLD ACCESS, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                      0-29782                     58-2398004
   (State of                (Commission File No.)           (I.R.S. Employer
 incorporation)                                            Identification No.)

                      945 EAST PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)

                                 (404) 231-2025
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        The undersigned registrant hereby amends the following item of its Current Report on Form 8-K filed on December 22, 1999 (event date: December 7,
1999), related to the registrant's merger with FaciliCom International, Inc., as set forth below:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)      PRO FORMA FINANCIAL INFORMATION.

     On December 9, 1999, the Board of Directors adopted a plan to divest our Equipment Group and further focus on our strategy to be a leading provider of bundled voice, data and Internet services to key regions of the world. The Equipment Group currently generates annual revenues in excess of $250 million and consists of the following business units:

     - Telco Systems Division, a leading provider of next generation transport and access solutions for service providers throughout the world. Its products include intelligent integrated access devices, multiplexers and digital microwave radios. We acquired Telco Systems on November 30, 1998.

     - NACT Switching Division, a rapidly growing provider of advanced switching platforms with integrated proprietary applications software as well as billing and telemanagement systems. We acquired NACT on February 27, 1998.

     - Wireless Local Loop Division, which has developed a next generation, CDMA-based, fixed wireless local loop system known as Velocity-2000.

     - Cellular Infrastructure Supply Division, a value-added supplier of new and re-furbished cellular base stations and related equipment. We acquired Cellular Infrastructure Supply effective January 1997.

     As a result of the adoption of a formal plan to divest our non-core operations, we will report the results of the Equipment Group as discontinued operations as defined in Accounting Principles Board Opinion No. 30. For the years ended December 31, 1996 and 1997 the Equipment Group represented 100 percent of the Company's operations. The only continuing item in the pro forma statements of operations are general corporate administrative costs and interest income and expense. Reflecting the reclassification of the Equipment Group as discontinued operations the operating loss, loss from continuing operations and loss from continuing operations per common share for the years ended December 31, 1996 and 1997 would have been approximately $1.0 million and $1.7 million; $588,000 and $547,000; and $.05 and $.03, respectively.

     The following unaudited pro forma financial statements give effect to the divestiture of our Equipment Group as well as the 1999 mergers with FaciliCom International, Inc. and Comm/Net Holding Corporation and the 1998 merger with Cherry Communications Incorporated, d/b/a Resurgens Communications Group, and Cherry Communications U.K. Limited. Cherry Communications Incorporated, d/b/a Resurgens Communications Group, and Cherry Communications U.K. Limited are collectively referred to as Resurgens in the pro forma financial statements.

     The Unaudited Pro Forma Combined Balance Sheet gives effect to our merger with FaciliCom and related transactions as if they had been completed on September 30, 1999. The Unaudited Pro Forma Combined Statements of Operations give effect to (1) the divestiture of the Equipment Group, (2) our December 1999 merger with FaciliCom and related transactions, (3) our May 1999 merger with Comm/Net and (4) our December 1998 merger with Resurgens, as if each had been completed as of January 1, 1998.

     We have prepared the pro forma financial statements to demonstrate how these combined businesses might have looked if the mergers, divestitures and related transactions had been completed as of the date or at the beginning of the periods presented. The pro forma financial statements, while helpful in illustrating characteristics of the combined company under one set of assumptions, do not attempt to predict or suggest future results. The pro forma financial statements are preliminary and subject to change based on a final review of the fair values of FaciliCom's net assets.

     In connection with our merger with FaciliCom, we expect to record a one-time restructuring charge for the estimated costs of (1) consolidating certain of our United States gateway switching centers and related technical support functions into existing FaciliCom operations; (2) consolidating our United Kingdom operations into existing FaciliCom operations; (3) consolidating the administrative functions of our Telecommunications Group into FaciliCom's operations; and (4) eliminating other redundant operations and assets as a result of combining our Telecommunications Group's and FaciliCom's operations. The restructuring charge will include the write-down of our switching and transmission equipment taken out of service, the write-off of certain leasehold improvements, a provision for lease commitments remaining on certain facilities and equipment taken out of service and employee termination benefits. The restructuring program is expected to be completed in the first quarter of 2000. We have not yet determined the actual restructuring charge to be recorded but estimate that it will be approximately $35.0 million. This one-time charge has been excluded from the pro forma financial statements.

     As a result of the FaciliCom merger and the restructuring program discussed above, we expect to realize significant operational and financial synergies. These synergies are expected to include cost reductions resulting from traffic routing changes made to take advantage of each company's least cost routes, elimination of redundant leased line costs, elimination of redundant switching centers and consolidation of certain administrative functions. We currently estimate that these annualized cost savings, which have been excluded from the pro forma financial statements, will range from $20.0 million to $35.0 million.

     The pro forma financial statements are presented for comparative purposes only and are not intended to be indicative of the actual results had these transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of World Access, Resurgens and FaciliCom, which are included herein or incorporated herein by reference.

                               WORLD ACCESS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                 (IN THOUSANDS)



                                               ASSETS

                                              WORLD                       PRO FORMA       PRO FORMA
                                            ACCESS(1)    FACILICOM(3)    ADJUSTMENTS     WORLD ACCESS
                                            ---------    ------------    -----------     ------------
                                               ASSETS
Current Assets
  Cash and equivalents..................    $107,841       $ 14,706       $  3,750(7)     $  126,297
  Accounts receivable...................     123,062        104,005         (3,500)(6)       223,567
  Marketable securities -- restricted...          --         31,849             --            31,849
  Inventories...........................      40,437             --             --            40,437
  Other current assets..................      55,066          4,524             --            59,590
                                            --------       --------       --------        ----------
          Total Current Assets..........     326,406        155,084            250           481,740
Property and equipment, net.............      63,390        186,190        (70,144)(6)       179,436
Goodwill and other intangibles..........     306,930         12,895        (12,521)(9)       995,370
                                                                           560,641(6)
                                                                           127,425(8)
Marketable securities -- restricted.....          --         14,768             --            14,768
Other assets............................      31,183          1,229           (350)(6)        32,062
                                            --------       --------       --------        ----------
          Total Assets..................    $727,909       $370,166       $605,301        $1,703,376
                                            ========       ========       ========        ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.......................    $ 13,842       $ 58,256       $     --        $   72,098
  Accounts payable......................      75,388        124,099          3,750(6)        203,237
  Other accrued liabilities.............      47,515          7,936             --            55,451
                                            --------       --------       --------        ----------
          Total Current Liabilities.....     136,745        190,291          3,750           330,786
Long-term debt..........................     140,839        306,705        (15,000)(6)       432,544
Noncurrent liabilities..................       8,421             --             --             8,421
                                            --------       --------       --------        ----------
          Total Liabilities.............     286,005        496,996        (11,250)          771,751
                                            --------       --------       --------        ----------
Stockholders' Equity
  Preferred stock.......................           1             --              4(6)              5
  Common stock..........................         450              2             (2)(5)           516
                                                                                47(6)
                                                                                19(7)
  Capital in excess of par value........     547,170         38,427        (38,427)(5)     1,036,821
                                                                           288,023(6)
                                                                           127,425(8)
                                                                            74,203(7)
  Stock-based compensation..............          --          8,041         (8,041)(5)            --
  Foreign currency translation
     adjustment.........................          --         (2,770)         2,770(5)             --
  Accumulated deficit...................    (105,717)      (170,530)       170,530(5)       (105,717)
                                            --------       --------       --------        ----------
          Total Stockholders' Equity....     441,904       (126,830)       616,551           931,625
                                            --------       --------       --------        ----------
          Total Liabilities and
            Stockholders' Equity........    $727,909       $370,166       $605,301        $1,703,376
                                            ========       ========       ========        ==========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  RESTATED                                                PRO FORMA
                         WORLD     DISCONTINUED    WORLD                                   PRO FORMA        WORLD
                       ACCESS(1)    OPERATIONS     ACCESS    FACILICOM(3)   COMM/NET(4)   ADJUSTMENTS      ACCESS
                       ---------   ------------   --------   ------------   -----------   -----------     ---------
Carrier service
  revenues...........  $329,361      $  1,136     $328,225     $279,695       $13,868      $(16,184)(10)  $605,604
Equipment sales......   194,929       194,929           --           --            --            --             --
                       --------      --------     --------     --------       -------      --------       --------
  Total Sales........   524,290       196,065      328,225      279,695        13,868       (16,184)       605,604
Cost of carrier
  services...........   299,253           476      298,777      257,253         9,923       (14,590)(10)   551,363
Cost of equipment
  sold...............   110,924       110,924           --           --            --            --             --
Amortization of
  acquired
  technology.........     3,600         3,600           --           --            --            --             --
                       --------      --------     --------     --------       -------      --------       --------
  Total Cost of
    Sales............   413,777       115,000      298,777      257,253         9,923       (14,590)       551,363
                       --------      --------     --------     --------       -------      --------       --------
  Gross Profit.......   110,513        81,065       29,448       22,442         3,945        (1,594)        54,241
Research and
  development........    13,282        13,282           --           --                          --             --
Selling, general and
  administrative.....    45,945        31,605       14,340       40,718         2,324           710(11)     58,092
Depreciation and
  amortization.......    12,208         5,162        7,046       16,895           390        25,194(12)     44,155
                                                                                             (5,370)(13)        --
                       --------      --------     --------     --------       -------      --------       --------
  Operating Income
    (Loss)...........    39,078        31,016        8,062      (35,171)        1,231       (22,128)       (48,006)
Gain on exchange of
  securities.........     8,704         8,704           --                                       --             --
Foreign exchange
  loss...............        --            --           --       (1,346)                         --         (1,346)
Interest and other
  income.............     2,629           844        1,785        3,646                          --          5,431
Interest expense.....    (7,394)         (660)      (6,734)     (25,690)          (65)       (6,810)(14)   (39,299)
                       --------      --------     --------     --------       -------      --------       --------
  Income (Loss) From
    Continuing
    Operations Before
    Income Taxes.....    43,017        39,904        3,113      (58,561)        1,166       (28,938)       (83,220)
Income taxes
  (benefits).........    20,370        17,863        2,507       (6,682)          264        (1,440)(15)    (5,351)
                       --------      --------     --------     --------       -------      --------       --------
  Income (Loss) From
    Continuing
    Operations.......    22,647        22,041          606      (51,879)          902       (27,498)       (77,869)
Preferred stock
  dividends..........     1,197            --        1,197           --            --           493(16)      1,690
                       --------      --------     --------     --------       -------      --------       --------
  Income (Loss) From
    Continuing
    Operations
    Available to
    Common
    Stockholders.....  $ 21,450      $ 22,041     $   (591)    $(51,879)      $   902      $(27,991)      $(79,559)
                       ========      ========     ========     ========       =======      ========       ========
Income (Loss) Per
  Common Share From
  Continuing
  Operations:
  Basic..............  $   0.59                                                                           $  (1.58)(17)
                       ========                                                                           ========
  Diluted............  $   0.56                                                                           $  (1.58)(17)
                       ========                                                                           ========
Weighted Average
  Shares Outstanding:
  Basic..............    36,245                                                                             50,365(17)
                       ========                                                                           ========
  Diluted............    40,048                                                                             50,365(17)
                       ========                                                                           ========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         RESTATED                                                   PRO
                                WORLD     DISCONTINUED    WORLD                                                    FORMA
                              ACCESS(1)    OPERATIONS     ACCESS    RESURGENS(2)   FACILICOM(3)   COMM/NET(4)   ADJUSTMENTS
                              ---------   ------------   --------   ------------   ------------   -----------   -----------
Carrier service revenues....  $  13,143    $   2,356     $10,787      $126,324       $184,246       $49,570      $ (5,922)(10)
Equipment sales.............    138,990      138,990          --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
 Total Sales................    152,133      141,346      10,787       126,324        184,246        49,570        (5,922)
Cost of carrier services....     12,522        2,385      10,137       145,043        184,989        44,599        (5,202)(10)
Cost of equipment sold......     73,842       73,842          --            --             --            --            --
Write-down of inventories...      9,292        9,292          --            --             --            --            --
Amortization of acquired
 technology.................        446          446          --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
 Total Cost of Sales........     96,102       85,965      10,137       145,043        184,989        44,599        (5,202)
                              ---------    ---------     -------      --------       --------       -------      --------
 Gross Profit...............     56,031       55,381         650       (18,719)          (743)        4,971          (720)
Research and development....      6,842        6,842          --            --             --            --            --
Selling, general and
 administrative.............     19,984       15,368       4,616        38,569         37,562         3,702           950 (11)
Depreciation and
 amortization...............      4,255        3,838         417            --            961           243        38,240 (12)
                                                              --                                                   (8,395)(13)
In-process research and
 development................    100,300      100,300          --            --             --            --            --
Goodwill impairment.........      6,200        6,200          --            --             --            --            --
Provision for doubtful
 accounts...................     11,332       11,332          --         2,294          4,620            --            --
Restructuring and other
 charges....................     17,240       17,240          --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
 Operating Income (Loss)....   (110,122)    (105,739)     (4,383)      (59,582)       (43,886)        1,026       (31,515)
Foreign exchange loss.......        --            --          --            --           (391)           --            --
Interest and other income...     3,419           942       2,477            --          8,943           213            --
Interest expense............     (6,832)          --      (6,832)       (9,457)       (22,612)         (141)      (19,880)(14)
                              ---------    ---------     -------      --------       --------       -------      --------
 Income (Loss) From
   Continuing Operation
   Before Income Taxes......   (113,535)    (104,797)     (8,738)      (69,039)       (57,946)        1,098       (51,395)
Income taxes (benefits).....     (1,387)       1,915      (3,302)           --        (11,351)          368        (5,530)(15)
                              ---------    ---------     -------      --------       --------       -------      --------
 Loss Before Minority
   Interests................   (112,148)    (106,712)     (5,436)      (69,039)       (46,595)          730       (45,865)
Minority interests..........     (2,497)      (2,497)         --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
 Loss From Continuing
   Operations...............   (114,645)    (109,209)     (5,436)     $(69,039)      $(46,595)          730       (45,865)

Preferred stock dividends...         --           --          --            --             --            --          (985)(16)
                              ---------    ---------     -------      --------       --------       -------      --------

Income (loss) from Continuing
 Operations Available to
 Common Stockholders........  $(114,645)   $(109,209)    $(5,436)      (69,039)       (46,595)      $   730      $(46,850)
                              =========    =========     =======      ========       ========       =======      ========


Loss From Continuing
 Operations
 Per Common Share:
 Basic......................  $   (5.19)
                              =========
 Diluted....................  $   (5.19)
                              =========
Weighted Average Shares
 Outstanding:
 Basic......................     22,073
                              =========
 Diluted....................     22,073
                              =========

                                 PRO
                                FORMA
                                WORLD
                               ACCESS
                              ---------
Carrier service revenues....  $ 365,005
Equipment sales.............         --
                              ---------
 Total Sales................    365,005
Cost of carrier sales.......   (379,566)
Cost of equipment sold......         --
Write-down of inventories...         --
Amortization of acquired
 technology.................         --
                              ---------
 Total Cost of Sales........    379,566
                              ---------
 Gross Profit...............    (14,561)
Research and development....         --
Selling, general and
 administrative.............     85,399
Depreciation and
 amortization...............     31,466
In-process research and
 development................         --
Goodwill impairment.........         --
Provision for doubtful
 accounts...................      6,914
Restructuring and other
 charges....................         --
                              ---------
 Operating Income (Loss)....   (138,340)
Foreign exchange gain
 (loss).....................       (391)
Interest and other income...     11,633
Interest expense............    (58,922)
                              ---------
 Income (Loss) From
   Continuing Operation
   Before Income Taxes......   (186,020)
Income taxes (benefits).....    (19,815)
                              ---------
 Loss Before Minority
   Interests................   (166,205)
Minority interests..........         --
                              ---------
 Loss From Continuing
  Operations................  $(166,205)
  Preferred stock dividends.       (985)
                              ---------
Income (Loss) From
  Continuing Operations
  Available to Common
  Stockholders..............  $ 167,190
                              =========

Loss From Continuing
 Operations
 Per Common Share:
 Basic......................  $   (4.21)(17)
                              =========
 Diluted....................  $   (4.21)(17)
                              =========
Weighted Average Shares
 Outstanding:
 Basic......................     39,727(17)
                              =========
 Diluted....................     39,727(17)
                              =========

                               WORLD ACCESS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     1. These columns represent the historical results of operations and financial position of World Access. With respect to the information included in the Unaudited Pro Forma Results of Operations for the year ended December 31, 1998, the World Access information includes the results for the following businesses from their respective dates of acquisition: Advanced TechCom, Inc. -- January 1998; NACT -- February 1998; Telco -- November 1998; and Resurgens -- December 1998. With respect to the information included in the Unaudited Pro Forma Results of Operations for the nine months ended September 30, 1999, The World Access information includes the results of Comm/Net from May 1, 1999. Depreciation and amortization related to network operations has been reclassified from costs of carrier sales to depreciation and amortization to conform with the FaciliCom presentation.

     2. This column represents the historical results of Resurgens for the period January 1, 1998 to December 14, 1998.

     3. These columns represent the historical results of operations and financial position of FaciliCom. With respect to the information included in the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, the FaciliCom information is for the twelve months ended September 30, 1998 and the nine months ended June 30, 1999, respectively.

     4. These columns represent the historical results of Comm/Net for the year ended December 31, 1998 and for the period January 1, 1999 to April 30, 1999.

     5.   Elimination of the historical FaciliCom stockholders' equity accounts.

     6. The FaciliCom merger has been accounted for under the purchase method of accounting. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ from the amounts shown below.

          Under the terms of the Agreement and Plan of Merger dated as of August 17, 1999 and based on the valuation of the Series C Preferred Stock and World Access common stock at that time, the purchase price was determined as follows (in thousands):

Purchase price:
  Issuance of preferred stock(a)............................  $252,187
  Cash......................................................    56,000
  Issuance of common stock to FaciliCom noteholders(b)......    15,000
  Issuance of common stock(c)...............................    13,328
  Fair value of World Access options issued in exchange for
     FaciliCom options(d)...................................     7,531
  Estimated fees and expenses...............................    14,500
                                                              --------
          Total purchase price..............................   358,546
                                                              --------
Allocation to fair values:
  Historical stockholders' deficit..........................   126,830
  Adjust assets and liabilities:
  Eliminate historical goodwill and debt issue costs........    12,521
  Write down property and equipment.........................    70,144
  Adjust other assets and liabilities to fair market
     value..................................................     7,600
  Discount on World Access 13.25% Senior Notes(e)...........   (15,000)
                                                              --------
          Estimated goodwill................................  $560,641
                                                              ========

---------------

     (a) Represents the fair value of the 350,260 shares of Series C Preferred Stock issued as part of the FaciliCom merger consideration. The fair value was computed using the Black-Scholes Option Pricing Model assuming a volatility factor of 45%, a risk free rate of 6% and a 10%

                               WORLD ACCESS, INC
          discount for the lack of liquidity in a private security. The Series C Preferred Stock bears no dividend and is convertible into shares of World Access common stock at a conversion rate of $20.38 per common share of World Access common stock, subject to adjustment in the event of below market issuances of World Access common stock, stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to World Access common stock. If the closing trading price of World Access common stock exceeds $20.38 per share for 60 consecutive trading days, the Series C Preferred Stock will automatically convert into World Access common stock.

     (b) In connection with the merger of World Access and FaciliCom, all the holders of FaciliCom's 10 1/2% Series B Senior Notes due 2008 have tendered their notes and accepted in exchange for each $1,000 in principal amount (1) $1,000 principal amount of World Access 13.25% Senior Notes due 2008 (2) $10 in cash and (3) World Access common stock having a market value of $50. These pro forma statements reflect
          (1) the issuance of $300.0 million aggregate principal amount of the World Access notes (2) the payment of $3.0 million cash to holders of the FaciliCom notes, which represented the fee paid by World Access to obtain the consent from the FaciliCom noteholders waiving their right to put their notes at 101% of par in connection with the FaciliCom merger and (3) the issuance of 942,627 shares of World Access common stock equal in value to an aggregate amount of $15.0 million to the holders of the FaciliCom notes.

     (c) Represents the fair value of 963,722 shares of World Access common stock issued to certain FaciliCom shareholders who elected to receive World Access common shares in the merger. These shares were valued based on the average market price on Nasdaq of World Access common stock for the three days prior and three days subsequent to August 17, 1999, the date economic terms of the FaciliCom merger were announced, or $13.83 per share.

     (d) Represents the fair value of approximately 495,600 options to acquire World Access common stock issued in exchange for certain options outstanding to acquire FaciliCom common stock. The fair value has been determined using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield 0%, volatility 70%, risk free interest rate of 5.8% and an expected life of 3 years. The World Access options have an average exercise price of $2.63 per share and are fully vested.

     (e) Represents the discount to face value to be recorded to adjust the World Access notes to their estimated fair value. The estimated fair value was based on the quoted market price of debt with similar characteristics. The terms of the World Access notes were structured to provide fair value equal to 95% of the principal amount.

     7. In connection with the FaciliCom merger, World Access issued $75.0 million of World Access common stock (4,713,128 shares at $15.91 per share) in a private transaction to a group of institutional and sophisticated investors. World Access used the majority of the proceeds from this private placement to fund the $56.0 million cash portion of the merger consideration, as well as fees and expenses to be incurred in connection with the merger.

     8. In December 1998, World Access acquired Resurgens and issued approximately 7,500,000 restricted shares of World Access common stock which were placed in escrow for future release contingent upon their future EBITDA performance. The release of these shares is accelerated in connection with the FaciliCom merger as the FaciliCom merger qualifies as a "Change in Control" as defined in the Resurgens merger agreements. The release of the 7,500,000 shares has been accounted for as an increase in goodwill and stockholders' equity. These shares were valued

                               WORLD ACCESS, INC
         based on the market price on Nasdaq of World Access common stock December 7, 1999, the date the FaciliCom merger was consummated, or $17.00 per share.

     9. Elimination of existing goodwill from prior FaciliCom acquisitions and debt issue costs associated with the FaciliCom notes.

     10. Elimination of inter-company carrier service revenues and related costs.

     11. In October 1999, FaciliCom granted stock options to its employees who are expected to continue with the surviving corporation after the merger with World Access. These options, which were granted under a new FaciliCom 1999 Stock Option Plan, have a four year vesting period. In connection with the merger, these options converted into non-qualified options to purchase approximately 1.9 million shares of World Access common stock at an exercise price of $15.00 per share. The intrinsic value of these options represents the difference between the closing price of World Access common stock on December 7, 1999 of $17.00 per share and the exercise price of $15.00 per share times the number of options granted or approximately $3.8 million. The pro forma statements of operations include compensation expense related to the amortization of the intrinsic value of these options over the vesting period.

     12. Amortization of goodwill over an estimated life of 20 years. The pro forma adjustment to goodwill for the nine months ended September 30, 1999 was computed as follows (in thousands):

                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENTS
                                            --------   ------------   ------------   -----------
FaciliCom (see Note 5)....................  $560,641     $21,024        $  (950)       $20,074
Escrowed shares (see Note 7)..............   127,425       4,776             --          4,776
Comm/Net..................................    20,649         774           (430)           344
                                                         -------        -------        -------
                                                         $26,574        $(1,380)       $25,194
                                                         =======        =======        =======

         The pro forma adjustment to goodwill for the year ended December 31, 1998 was computed as follows (in thousands):

                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                            --------   ------------   ------------   -----------
FaciliCom (see Note 5)....................  $560,641     $ 28,031       $  (961)       $27,070
Escrowed shares (see Note 7)..............   127,425        6,370            --          6,370
Resurgens.................................    78,625        3,934          (164)         3,770
Comm/Net..................................    20,649        1,030            --          1,030
                                                         --------       -------        -------
                                                         $ 39,365       $(1,125)       $38,240
                                                         ========       =======        =======

     13. Adjustment to depreciation and amortization expense for the adjustment to fair value of switching equipment and license agreements at FaciliCom and Resurgens.

     14. Represents the adjustment to interest expense related to the exchange of FaciliCom notes with a 10 1/2% coupon for World Access notes with a 13.25% coupon and the amortization of the $15.0 million debt discount related to the World Access notes over a period of eight years. The FaciliCom notes were issued on January 28, 1998 and were outstanding for approximately eight

                               WORLD ACCESS, INC
           months in fiscal 1998. The pro forma adjustment to interest expense was computed as follows (in thousands):

                                                       NINE MONTHS ENDED       YEAR ENDED
                                                       SEPTEMBER 30, 1999   DECEMBER 31, 1998
                                                       ------------------   -----------------
     Interest expense on World Access notes..........       $ 29,813            $ 39,750
     Debt issue cost amortization on World Access
       notes.........................................          1,405               1,875
     Historical FaciliCom note interest expense......        (23,625)            (21,000)
     Historical FaciliCom debt issue cost
       amortization..................................           (783)               (745)
                                                            --------            --------
                                                            $  6,810            $ 19,880
                                                            ========            ========

     15. Adjustment for the additional tax benefit derived from certain pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from FaciliCom's net operating losses.

     16. To increase preferred stock dividends to reflect the Series B preferred stock issued in connection with the Comm/Net acquisition as outstanding for the full period.

     17. Represents pro forma weighted average shares and basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of (1) an aggregate of 4,713,128 shares issued for $75.0 million in connection with the private placement of World Access common stock; (2) an aggregate of 942,627 shares issued to the holders of the FaciliCom notes; (3) an aggregate 963,722 shares issued to certain FaciliCom shareholders; and
         (4) 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out (see Note 7) as of the beginning of the periods presented. Due to the pro forma loss from continuing operations for the nine months ended September 30, 1999 and the year ended December 31, 1998, potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on behalf of the undersigned hereunto duly authorized.

                                      WORLD ACCESS, INC.



Date: February 22, 2000              By: /s/ Martin D. Kidder
                                         --------------------------------
                                         Martin D. Kidder
                                         Vice President and Controller